UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  January 28, 2011

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 28, 2011, Atwood Oceanics Pacific Limited (“AOPL”), a wholly-owned subsidiary of Atwood Oceanics, Inc. (the “Company”), executed a turnkey construction contract with Daewoo Shipbuilding and Marine Engineering Co., Ltd. (“DSME”) to construct an ultra-deepwater drillship, to be named the Atwood Advantage, at the DSME yard in South Korea.

The Atwood Advantage will be a DP-3 dynamically-positioned, dual derrick drillship rated to operate in water depths up to 12,000 feet and to drill to a depth of 40,000 feet. The Atwood Advantage will also have enhanced technical capabilities, including a 7-ram blowout preventer (including three shear rams, a test ram, high-pressure shearing capacity and enhanced subsea energy for activating subsea functions), three 100 ton knuckle boom cranes, a 165 ton active heave “tree-running” knuckle boom crane, and 200 person accommodations.  The Atwood Advantage is expected to be delivered by September 30, 2013 at a total cost, including project management, drilling and handling tools and spares, of approximately $600 million, with a down payment at signing and the balance due upon delivery.  Financing for the construction of the Atwood Advantage is expected to be provided from a combination of ongoing cash flows and debt, as necessary, from AOPL’s current senior credit facilities. The Company will consider whether any additional financing may be necessary in connection with this additional fleet expansion.

Upon delivery, the Atwood Advantage will become the fifteenth mobile offshore drilling unit owned by the Company group.  AOPL also secured fixed price options to construct one or two additional ultra-deepwater drillships which require commitment by AOPL within nine months after contract execution.  No determination has been made at this time whether any options will be exercised.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 28, 2011, the Company’s wholly-owned subsidiary, AOPL, entered into agreements more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1           Press Release dated January 31, 2011

    Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental and industry regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2010, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.                                        DESCRIPTION

99.1	Press Release dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Mark L. Mey Mark L. Mey Senior Vice President

DATE: January 31, 2011